For Immediate Release

May 15, 2008

SendTec Announces 2008 1st Quarter Results

ST. PETERSBURG, Fla.—(BUSINESS WIRE)—SendTec, Inc. (OTCBB:SNDN) (“SendTec”), a multichannel, integrated marketing firm specializing in search engine marketing, direct response television and lead generation, today announced its results of operations for the three months ending March 31, 2008.

SendTec reported for the three month period ending March 31, 2008, net revenue of $3.6 million which represented $15.9 million in gross client billings. Net Revenue from SendTec’s Search Engine Marketing Services were $1.58 million for the three month period ending March 31, 2008, a 32.9% increase over SendTec’s Search Engine Marketing net revenues for the three month period ending March 31, 2007. SendTec reported net income of $3.1 million, inclusive of a $6.7 million gain resulting from SendTec’s debenture restructuring completed on March 26, 2008. SendTec’s net revenue consists of gross client billings less pass-through charges and expenses paid to media providers and third party vendors.

Paul Soltoff Chairman and CEO stated: “The balance of 2008 is a rebuilding period coming out of SendTec’s financial restructuring. This month we are releasing a proprietary and powerful new paid search technology software platform that we believe is decisively superior to competitive platforms servicing search marketing advertisers. We will also announce major new client business wins and other operational changes to improve our capabilities and value that we provide to a growing roster of clients including global brands, national advertisers and major direct marketing companies”.

About SendTec, Inc.

SendTec is a leading customer acquisition ad agency with expertise in multi-channel integrated direct marketing—online and offline. The company specializes in search engine marketing, direct response television and lead generation, and builds and leverages technology as an integral part of growing its clients’ businesses. SendTec is headquartered in St. Petersburg, Florida, with an office in New York City and account representatives serving its clients across the U.S. For more information, go to www.sendtec.com.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof, or comparable terminology, are intended to identify forward-looking statements which include, but are not limited to, statements concerning our expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. SendTec’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. The statements that are not historical facts contained in this press release are “forward-looking statements” that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, change in marketing services mix, adoption of new accounting and reporting methods to report on our various marketing services offerings, development of new products or services, the effectiveness, probability and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in SendTec’s filings with the Securities and Exchange Commission. Any statements regarding optimism about future periods are “forward-looking statements.”

Contact Information

SendTec, Inc., St. Petersburg

Donald Gould Jr., 727-576-6630 x 140

Chief Financial Officer

http://www.SendTec.com